                                                      REGISTRATION NO. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               -----------------
                            PEROT SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                                        75-2230700
   (State or Other Jurisdiction of                          (I.R.S. Employer
    Incorporation or Organization)                       Identification Number)

                               12404 PARK CENTRAL
                               DALLAS, TEXAS 75251
    (Address, Including Zip Code, of Registrant's Principal Executive Office)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                  PETER ALTABEF
                                 VICE PRESIDENT,
                          GENERAL COUNSEL AND SECRETARY
                            PEROT SYSTEMS CORPORATION
                               12404 PARK CENTRAL
                               DALLAS, TEXAS 75251
                                 (972) 340-5000
 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
              TITLE OF                       AMOUNT TO              PROPOSED             PROPOSED            AMOUNT OF
           SECURITIES TO                   BE REGISTERED             MAXIMUM              MAXIMUM         REGISTRATION FEE
           BE REGISTERED                                         OFFERING PRICE          AGGREGATE
                                                                    PER SHARE         OFFERING PRICE
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value              20,000,000             $1.68(1)             $33,200,000          $9,345(1)
$.01 per share
============================================================================================================================


      (1) Estimated solely for calculating the registration fee and calculated pursuant to Rule 457(h) under the Securities Act of 1933, with respect to 20,000,000 shares of Common Stock subject to options, the registration fee is based on the book value of such securities computed as of September 30, 1998, the latest practicable date prior to the date of filing this registration statement.

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




                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission by Perot Systems Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:

      (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Annual Report"),

      (b) The Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998,

      (c) The description of the Company's Class A Common Stock, $.01 par value per share (the "Common Stock"), set forth in the Company's Registration Statement on Form 10 (File No. 0-22495), filed with the Commission on April 30, 1997, including any amendment or report filed for the purpose of updating such description, and

      (d) All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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


ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer or director of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred in connection therewith.

      Article VIII of the Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

      A director of the Company may not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. The provisions of the Certificate of Incorporation eliminating the liability of directors for monetary damages do not affect the standard of conduct to which directors must adhere, nor do such provisions affect the availability of equitable relief. In addition, such limitations on personal liability do not affect the availability of monetary damages under causes of action based on federal law.

      The Certificate of Incorporation provides for indemnification of its officers and directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Company provides director and officer insurance coverage for the benefit of its directors and officers.

      In addition to provisions made by the Company, Mr. Steve Blasnik is indemnified for actions taken in his capacity as a director of the Company as part of his employment arrangement with Perot Investments, Inc., a private investment firm.

      Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable

ITEM 8. EXHIBITS.

      4.1 Form of Rights Agreement (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

      4.2 Form of Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to
           Exhibit 4.3 to Amendment No. 2 to the Company's Registration Statement on Form S-1, Registration No. 333-60755)

     *5 Opinion of Peter Altabef, General Counsel to the Company, regarding legality of the securities being registered

     *23.1 Consent of PricewaterhouseCoopers LLP

     *23.2 Consent of Peter Altabef (included in his opinion filed as Exhibit 5 hereto)

     *24   Power of Attorney

     * Filed herewith

ITEM 9. UNDERTAKINGS.

        (a)      The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information set forth in this Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities
              being registered which remain unsold at the termination of the offering.

                 (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering, Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
              Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, Perot Systems Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 7th day of January, 1999.

                       PEROT SYSTEMS CORPORATION


                       By  /s/ ROSS PEROT
                         --------------------------------------
                         Name:  Ross Perot
                         Title: Chairman, President, and Chief Executive Officer




                       By /s/ TERRY ASHWILL
                         --------------------------------------
                         Name:  Terry Ashwill
                         Title: Vice President, Chief Financial Officer and
                                Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 7th day of January, 1999.

              SIGNATURE                                                  TITLE
              ---------                                                  -----
      /s/ ROSS PEROT
  ------------------------------------         Chairman, President and Chief Executive Officer
             Ross Perot

      /s/ TERRY ASHWILL
  ------------------------------------         Vice President, Chief Financial Officer and Principal
            Terry Ashwill                      Accounting Officer


      /s/ JAMES CHAMPY
  ------------------------------------         Vice President and Director
            James Champy

      /s/ STEVEN BLASNIK
  ------------------------------------         Director
           Steven Blasnik

      /s/ WILLIAM GAYDEN
  ------------------------------------         Director
           William Gayden

      /s/ CARL HAHN
  ------------------------------------         Director
              Carl Hahn

      /s/ ROSS PEROT, JR.
  ------------------------------------         Director
           Ross Perot, Jr.

\
                                  EXHIBIT INDEX



                                                                                                  SEQUENTIAL
  EXHIBIT NUMBER                            DESCRIPTION OF EXHIBIT                                PAGE NUMBER

      4.1           Form of Rights Agreement (incorporated by reference to Exhibit 4.2 to
                    Amendment No. 2 to the Company's Registration Statement on Form S-1,
                    Registration No. 333-60755)

      4.2           Form of Certificate of Designation, Preferences, and Rights of Series
                    A Junior Participating Preferred Stock (incorporated by reference to
                    Exhibit 4.3 to Amendment No. 2 to the Company's Registration
                    Statement on Form S-1, Registration No. 333-60755)

     *5             Opinion of Peter Altabef, General Counsel to the Company, regarding legality of the securities being registered

     *23.1          Consent of PricewaterhouseCoopers LLP

     *23.2          Consent of Peter Altabef (included in the opinion filed as Exhibit 5)

     *24            Power of Attorney

------------
     * filed herewith